Exhibit 4.2

Execution Version

STRIVE ENTERPRISES, INC.

FIRST AMENDMENT TO
FIRST AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO THE FIRST AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is entered into as of September 12, 2025 by and among Strive Enterprises, Inc., an Ohio corporation (the “Company”), and the Investors and Key Holders listed on the signature pages hereto. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the First Amended and Restated Investors’ Rights Agreement, dated as of July 15, 2024, by and among the Company, the Investors (as defined therein) and the Key Holders (the “Investors’ Rights Agreement”).

RECITALS

WHEREAS, the Company previously entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among Asset Entities Inc., a Nevada corporation (“AEI”), Alpha Merger Sub, Inc., an Ohio corporation (“Merger Sub”), and the Company, pursuant to which, among other things, Merger Sub will be merged with and into the Company with the Company being the surviving company (such transaction, the “Merger”);

WHEREAS, in connection with the Merger and related transactions, the Company, AEI and certain investors (each, a “Subscriber” and, collectively, the “Subscribers”) have entered into those certain Subscription Agreements, each dated as of May 26, 2025 (collectively, the “Subscription Agreements”), pursuant to which each Subscriber has agreed to purchase shares of AEI’s Class A common stock (after giving effect to the contemplated pre-Merger reorganization of AEI’s Class A and Class B common stock (the “AEI Common Stock”), warrants and pre-funded warrants, in a private placement transaction, all on the terms and conditions set forth in the Subscription Agreements (the “PIPE Transaction”);

WHEREAS, pursuant to Section 3.3.7 of the Subscription Agreements, the Company agreed to cause the Investors’ Rights Agreement to be amended to include a customary market stand-off provision applicable to the Investors and the Key Holders (the “Contemplated Amendments”), effective as of the consummation of the Merger;

WHEREAS, Section 6.6 of the Investors’ Rights Agreement provides that certain provisions of the Investors’ Rights Agreement may be amended by a written consent of the Company and holders of a majority of the Registrable Securities then outstanding (the “Requisite Holders”);

WHEREAS, the Investors and the Key Holders party hereto represent the Requisite Holders as of the date hereof; and

WHEREAS, the parties hereto desire to amend the Investors’ Rights Agreement, effective as of the consummation of the Merger, in order to effect the Contemplated Amendments.

1

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENT OF INVESTORS’ RIGHTS AGREEMENT.

1.1 Section 2.11 of the Investors’ Rights Agreement is amended and restated, effective as of the consummation of the closing of the Merger; to read, in its entirety, as follows:

“2.11 “Market Stand-off” Agreement. Each Investor and Key Holder hereby agrees that it will not, during the Market Stand-off Period, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of AEI Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for AEI Common Stock, in each case, issued in connection with the Merger or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of AEI Common Stock or other securities, in cash, or otherwise.

Notwithstanding the foregoing, the restrictions in this Section 2.11 shall not apply to:

(a) transfer of any shares to any trust for the direct or indirect benefit of the Investor or Key Holder or the immediate family of the Investor or Key Holder;

(b) transfers to the Company in connection with the exercise of equity awards (including net exercise or cashless exercise) or to cover tax withholding obligations upon such exercise, vesting or settlement;

(c) transfers in connection with the Company’s consummation of a liquidation, merger, amalgamation, share exchange, reorganization, tender offer or other similar transaction that results in all of the Investors and Key Holders having the right to exchange their equity holdings in the Company for cash, securities or other property;

(d) the granting of a security interest in AEI Common Stock in connection with a bona fide pledge to one or more lending institutions as collateral or security for any margin loan and any transfer in the event of foreclosure upon such AEI Common Stock as a result of a default on such margin loan (so long as any such pledge, hypothecation or grant of security interest shall be on terms consistent with customary margin loans, and the applicable Investor or Key Holder shall provide the Company with written notice prior to entering into such margin loan);

(e) the establishment or modification of a written plan meeting the requirements of Rule 10b5-1 of the Exchange Act that does not provide for the sale or transfer of AEI Common Stock during the Market Stand-off Period (provided that, to the extent a public announcement or filing under the Exchange Act is required regarding the establishment or modification of such plan, such announcement or filing shall include a statement to the effect that no sales or transfers of AEI Common Stock may be made under such plan during the Market Stand-Off Period); and

(f) any shares of AEI Common Stock purchased in the open market on or after the Closing.

The obligations of Investors and the Key Holders under this Section 2.11 shall survive the consummation of the transactions contemplated by the Merger Agreement and the termination of this Agreement until the expiration of the Market Stand-off Period.”
2

1.2 Section 1 of the Investors’ Rights Agreement is amended and restated, effective as of the consummation of the closing of the Merger; to add the following definitions:

“AEI” means Asset Entities Inc. (to be renamed Strive, Inc. upon consummation of the transactions contemplated by the Merger Agreement).

“AEI Common Stock” means the Class A common stock and Class B common stock of AEI.

“Market Stand-off Period” means the period commencing upon the consummation of the transactions contemplated by the Merger Agreement and ending thirty (30) calendar days following the effectiveness of the shelf registration statement on Form S-3 or Form S-1 (or a prospectus supplement pursuant to an existing registration statement on such forms) (such registration statement or prospectus supplement, the “Shelf Registration Statement”) registering the resale of the shares issued in the PIPE Transaction that are eligible for registration) following the closing of the Merger.

“Merger Agreement” means that certain Amended and Restated Agreement and Plan of Merger, dated as of June 27, 2025, by and among AEI, Alpha Merger Sub, Inc., an Ohio corporation, and the Company.

“PIPE Transaction” means the private placement transaction contemplated by those certain Subscription Agreements, each dated as of May 26, 2025, by and among the Company, AEI and certain investors party thereto.

1.3 Section 6.13 of the Investors’ Rights Agreement shall be deemed to be added thereto, effective as of the consummation of the closing of the Merger, and shall read in its entirety as follows:

“Section 6.13 Termination. Effective as of, and expressly conditioned upon the occurrence of, the Closing (as defined in the Merger Agreement), the Investors’ Rights Agreement shall immediately and automatically terminate, without any further action by any party hereto or thereto or any other person, and each party hereto unconditionally, irrevocably and forever waives any and all rights and claims (whether known or unknown, contingent or absolute) it may have thereunder. Thereupon, the Investors’ Rights Agreement shall be null and void and no provision thereof (including any provision that purports to survive termination) or obligation or other liability or obligation (contingent or otherwise) thereunder shall survive the termination thereof, notwithstanding any provision to the contrary contained therein. Notwithstanding anything else in this Section 6.13, Section 2.11 shall survive the termination hereof and continue in full force and effect in accordance with its terms.”

2. MISCELLANEOUS PROVISIONS.

2.1 Effect of Amendment. All references to the Investors’ Rights Agreement (whether in the Investors’ Rights Agreement or in any other agreements, documents or instruments) shall be deemed to be references to the Investors’ Rights Agreement as amended by this Amendment.

2.2 Governing Law. This Amendment is governed by the internal laws of the State of Ohio, regardless of the laws that might otherwise govern under applicable principles of choice of law.

2.3 Severability. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment which are valid, enforceable and legal.

2.4 Counterparts; Facsimile or Electronic Signature. This Amendment may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

2.5 Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY STRIVE ENTERPRISES, INC.

By:	/s/ Benjamin Pham
Name:	Benjamin Pham
Title:	Chief Financial Officer

[Signature Page to First Amendment to Investors’ Rights Agreement]

INVESTOR CANTOR FITZGERALD SECURITIES

By:	/s/ Christian Wall
Name:	Christian Wall
Title:	Co-CEO

[Signature Page to First Amendment to Investors’ Rights Agreement]

INVESTOR THE DORADO GROUP LLC

By:	/s/ William Kappaz
Name:	William Kappaz
Title:	Manager

[Signature Page to First Amendment to Investors’ Rights Agreement]

INVESTOR DEASON STRIVE PARTNERS

By:	/s/ Scott Leiter
Name:	Scott Leiter
Title:	Authorized Signatory

[Signature Page to First Amendment to Investors’ Rights Agreement]

INVESTOR

NARYA CAPITAL FUND I, L.P.

BY: NARYA CAPITAL GP I, LLC, ITS GENERAL PARTNER

By:	/s/ Colin Greenspon
Name:	Colin Greenspon
Title:	Managing Members

[Signature Page to First Amendment to Investors’ Rights Agreement]

INVESTOR THE FOUNDERS FUND VII ENTREPRENEURS FUND, LLP
By:	/s/ Neil Pai
Name:	Neil Pai
Title:	Authorized Signatory

THE FOUNDERS FUND VII, LP
By:	/s/ Neil Pai
Name:	Neil Pai
Title:	Authorized Signatory

THE FOUNDERS FUND VII PRINCIPALS FUND, LP
By:	/s/ Neil Pai
Name:	Neil Pai
Title:	Authorized Signatory

[Signature Page to First Amendment to Investors’ Rights Agreement]

INVESTOR 2022-002 INVESTMENTS LLC
By:	/s/ Joel Cazares
Name:	Joel Cazares
Title:	Authorized Signatory

[Signature Page to First Amendment to Investors’ Rights Agreement]

KEY HOLDER VIVEK RAMASWAMY
By:	/s/ Vivek Ramaswamy
Name:	Vivek Ramaswamy

[Signature Page to First Amendment to Investors’ Rights Agreement]

KEY HOLDER RAMASWAMY 2021 IRREVOCABLE TRUST
By:	/s/ Brandon Guillemin
Name:	Brandon Guillemin
Title:	Trust Officer of Rockefeller Trust Company of Delaware

[Signature Page to First Amendment to Investors’ Rights Agreement]

KEY HOLDER ANSON FRERICKS
By:	/s/ Anson Frericks
Name:	Anson Frericks
Title:	Co-Founder

[Signature Page to First Amendment to Investors’ Rights Agreement]

KEY HOLDER MATTHEW COLE
By:	/s/ Matthew Cole
Name:	Matthew Cole
Title:	CEO

[Signature Page to First Amendment to Investors’ Rights Agreement]

KEY HOLDER 2025-10 INVESTMENTS LLC
By:	/s/ Benjamin Pham
Name:	Benjamin Pham
Title:	Authorized Signatory

[Signature Page to First Amendment to Investors’ Rights Agreement]